Exhibit 99.1

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the Registration Statement, including in the section “Management,” filed by Hygo Energy Transition Ltd. on Form F-1 and each related Prospectus and each further amendment or supplement thereto.

Dated: September 16, 2020	/s/ Kate Blankenship
Name: Kate Blankenship